Exhibit 99

Press Release                                       Source: Tasker Capital Corp.

Tasker Capital Signs Letter of Intent to Acquire Certain Assets of pHarlo Citrus Technology, Indian River Labs and Coast to Coast Labs
Tuesday February 22, 11:31 am ET

-- Tasker to acquire the utility patents for currently marketed products and expanded product line, on a worldwide basis

-- Proposed acquisition will transform Tasker from a marketing company to a multi-product, global technology company

-- Tasker will also acquire two production facilities allowing it to manufacture its products and maintain its own quality control program

DANBURY, Conn., Feb. 22 /PRNewswire-FirstCall/ -- Tasker Capital Corp. (OTC Bulletin Board: TKER - News), a distributor and marketer of licensed proprietary technology that is highly effective in inhibiting pathogenic bacteria, today announced that it has outlined terms for the purchase, through a stock and cash transaction, of certain assets of pHarlo Citrus Technologies ("pHarlo"), the creator of the pHarlo technology; Indian River Labs ("IRL"), the blender of pHarlo concentrate; and Coast to Coast Labs, a marketing company with strong synergies to Tasker's existing client base.

The completion of the transaction is subject to approval by Tasker's Board of Directors, completion of satisfactory due diligence by Tasker, and the negotiation of definitive transaction documents. Tasker began its business due diligence late in the fourth quarter of 2004 and legal due diligence has recently commenced, both of which are expected to be completed over the next several weeks.

Tasker currently has a number of exclusive license agreements with pHarlo to market its patented technology. Management decided to strengthen Tasker's control of both the source and the methods of manufacture of these products. Management believes by acquiring the worldwide rights to the patents it will enable the Company to capitalize on a multitude of new potential market opportunities throughout the world. As part of the proposed acquisition, Tasker will secure the rights to a number of new product areas that it believes offers significant upside potential and may potentially strengthen Tasker's relationships with targeted customers. Additionally, the proposed transaction would include the rights to develop pHarlo's water treatment technology, which Tasker would market it to municipalities and water supply companies, worldwide.

The underlying, patent-protected technology was developed over several years of extensive research and development efforts. Generally, the technology is utilized to produce a range of highly charged, acidified, yet stable and safe solutions that enable copper sulfate to remain active throughout a wide band of pH values. Copper Sulfate is widely known for its bacteriostatic properties and is "generally recognized as safe" ("GRAS") by the Food and Drug Administration.

The applications for this unique technology are diverse. Currently, the Company has developed products to reduce levels of bacteria in poultry processing and intends to expand its food processing line into other areas such as meat, fish, eggs, vegetables and fruit. Potential developments focus on the control of bacteria to promote fresher, safer products with longer shelf lives.


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Under the terms of the Letter of Intent, negotiations, which began late in the fourth quarter of 2004, Tasker will pay cash totaling $2,178,000 and options to purchase a total of 19,920,000 shares of Tasker common stock (potential proceeds from the exercise of the options are estimated at $4,917,500). Tasker will also assume up to $5,310,900 of tax liabilities of the selling parties. The majority of the options will vest over a two year period, but could vest earlier if certain revenue growth milestones are achieved or if other events occur, such as the departure from the Company of certain key executives. The balance of the options will vest at the closing of the transaction, should it occur. In addition, Tasker has offered two-year contracts to each of IRL's, Coast to Coast's and pHarlo's employees at agreed upon salaries to ensure their continued participation.

Robert Appleby, Tasker's president and CEO, commented on the pending transaction, "The combination of our entities is a natural progression of our relationship. We have worked very closely with IRL and pHarlo over the last year to identify products and markets for their unique technology under licensing agreements. It became clearer that a closer relationship was needed to more effectively advance potential applications to marketable products. Because of our close relationship, the assimilation period will be almost immediate." Mr. Appleby continued, "The proposed consolidation of our entities offers numerous potential benefits to our shareholders. Aside from the expanded geographical markets and product lines, the combined entity will retain revenues that would have been paid to IRL and pHarlo under the original licensing arrangements."

David Dickinson, pHarlo Citrus Technologies' president, commented, "Tasker has done a commendable job establishing markets, packaging products and developing business models for the pHarlo technology. We have worked very closely with them over the last year to the extent it seemed as one company. The progression of this relationship into one consolidated entity will further free-up our time to focus on inventing more uses for our technology and developing new technologies." David Creasy, Indian River Labs' president added, "Tasker's recent additions to its professional staff have provided crucial support to the recognition and application of our technology. We, as scientists, are far more productive working in a corroborative infrastructure environment that enables us to focus on research and development. When, as planned, the companies merge forces, the combination will be much more conducive to maximizing the potential for our technology."

Mr. Appleby concluded, "We all consider ourselves fortunate to be involved with the introduction of a new technology that has so many potentially beneficial applications. The uniqueness of this technology and its apparent capabilities has helped us attract well recognized industry leaders as potential customers."

About Tasker Products

Tasker Products is a manufacturer, distributor and marketer of products using a unique, licensed patented process that utilizes a highly charged, acidified, yet stable and safe solution that enables copper sulfate, widely known for its bacteriostatic properties to remain active throughout a wide range of pH values. The company is continuing its clinical research and development of future products in the oral care, food processing, skin care and pet products industries. Presently the company markets Close Call(TM), the world's first clinically proven anti-microbial oral hygiene breath drink. Tasker Capital Corp. is headquartered in Danbury, Connecticut. To be added to the news distribution list, send an e-mail to tasker@wallstreetir.com. Additional information about Tasker is available at www.taskerproducts.com.


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This release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statement. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to compete with other products in our space; the risk of unfavorable federal regulation; and the fact that our status as a development stage company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. The proposed transaction may or may not close based on the findings of the business and legal due diligence and the decision by Tasker Capital's Board of Directors. If the transaction does close, the Company may find that the combination does not yield the anticipated synergies or benefits. We discuss many of these and other risks and uncertainties in greater detail under the section entitled, "Risk Factors That May Affect Future Results" in Item 1 of the Company's Current Report on Form 10-KSB as filed with SEC.

     Investor Contact:

     Joseph M. Zappulla
     Wall Street Investor Relations
     212-681-4100
     jzappulla@wallstreetir.com


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